THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                WARRANT AGREEMENT

                    To Purchase Limited Partnership Units of
                   Peapod LP, an Illinois Limited Partnership
                          Dated as of November 15, 1996

     WHEREAS, Peapod LP, an Illinois Limited Partnership (the "Partnership") has entered into a Master Lease Agreement dated as of November 15, 1996 and related Summary Equipment Schedules (the "Leases") with Comdisco, Inc., a Delaware Corporation (the "Warrantholder"); and

     WHEREAS, the partnership desires to grant to Warrantholder, in consideration for such Leases, the right to purchase Limited Partnership Units ("Units");

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Partnership and Warrantholder certify and agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE UNITS.
   ------------------------------------
     For value received, the Partnership hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Partnership, 3,215 fully paid and non-assessable Units of Peapod LP at a purchase price of $7.00 per unit (the "Exercise Price"). The number and purchase price of such Units are subject to adjustment as provided in Section 8 hereof.

2. TERM OF THE WARRANT AGREEMENT.
   -----------------------------
     Except as otherwise provided for herein, the terms of this Warrant Agreement and the right to purchase Units as granted herein shall commence on the date of execution hereof and shall be exercisable for a period of (i) ten
(10) years after the date of execution hereof, or (ii) five (5) years from the effective date of the Partnership's initial public offering, whichever occurs first.

     Notwithstanding anything to the contrary above, upon written notice, the Partnership shall have the right to purchase back from Warrantholder, at any time within seven years from the date of the Agreement, all but not less than all, partnership units at a price of $35.00 per Unit. In the event Warrantholder has not exercised its warrants for the limited partnership Units, the Partnership shall have the right to purchase back the Warrant rights for $28.00 per partnership unit covered by the Warrant.

3. EXERCISE OF THE PURCHASE RIGHTS.
   -------------------------------

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Partnership at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, the Partnership shall issue to the Warrantholder a certificate for the number of Units of limited partnership interests purchased and shall execute the Notice of Exercise indicating the number of Units which remain subject to future purchases, if any.

     Notwithstanding anything to the contrary contained in Section 2 above or this Section 3, the Warrantholder shall either (i) exercise all outstanding warrants by paying to the Partnership, by cash or check, an amount equal to the aggregate Warrant Price of the Units being purchased, or (ii) receive Units equal to the value (as determined below) of this Warrant Agreement by surrender of the Warrant at the principal office of the Partnership together with notice of such election in which event the Partnership shall issue to the Warrantholder a number of Units computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

     Where:  X = the number of Units to be issued to the Warrantholder.

             Y = the number of Units under this Warrant Agreement.

             A = the fair market value of one (1) Unit.

             B = the Exercise Price.

     As used herein, current fair market value of a Unit shall mean with respect to each Unit the average of the closing prices of the Partnership's limited partnership units if sold on any securities exchanges on which the Units may at the time be listed, or if it is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Limited Partnership Units (as it relates to the formula stated above) shall be the highest price per unit which the Partnership could obtain from a willing buyer (not a current employee or director) for a Unit sold by the Partnership, from authorized but unissued Units, as determined in good faith by the General Partners, unless (i) the Partnership shall become subject to a merger, acquisition or other consolidation pursuant to which the Partnership is not the surviving party, in which case the current fair market value of the Units (as it relates to the formula stated above) shall be deemed to be the value received by the holders of the Limited Partnership Units for each Unit pursuant to the Partnership's acquisition; or (ii) the Warrantholder shall purchase such Units in conjunction with the most recent Private Offering Memorandum or other round of financing, in which case the fair market value of the Units subject to this Warrant Agreement shall be the price at which all Units are sold to the investors in such Private Offering.

4. RESERVATION OF UNITS. During the term of this Warrant Agreement, the
-----------------------
Partnership will at all times have authorized and reserved a sufficient number of Units to provide for the exercise of the right to purchase Units as provided for herein.

5. NO FRACTIONAL UNITS OR SCRIP. No fractional Units or scrip representing
-------------------------------
fractional Units shall be issued upon the exercise of the Warrantholder's rights to purchase Units, but in lieu of such fractional Units the Partnership shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6. NO RIGHTS AS UNITHOLDER. This Warrant Agreement does not entitle the
--------------------------
Warrantholder to any voting rights or other rights as a Unitholder of the Partnership prior to the exercise of the Warrantholder's rights to purchase Units as provided for herein.

7. WARRANTHOLDER REGISTRY. The Partnership shall maintain a registry showing the
-------------------------
name and address of the registered holder of this Warrant Agreement.

8. ADJUSTMENT RIGHTS. The purchase price per Unit and the number of Units
--------------------
purchasable hereunder are subject to adjustment from time to time, as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital
         -------------------------
reorganization by the Partnership (other than a combination, reclassification, exchange or subdivision of Units otherwise provided for herein), or a merger or consolidation of the Partnership with or into another entity or corporation when the Partnership is not the surviving entity, or the sale of all or substantially all of the Partnership's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of its rights to purchase Units, the number of Units or other securities of the successor corporation resulting from Merger Event, to which a holder of the Units deliverable upon exercise of the right to purchase Units hereunder would have been entitled in such Merger Event, if the right to purchase such Units hereunder had been exercised immediately prior to such Merger Event. In any such case, appropriate adjustment (as determined in good faith by the General Partners) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of Units purchasable pursuant to the terms and conditions of this Warrant Agreement) shall be applicable after that event, as near as reasonably may be, in relation to any Units, shares or other securities deliverable after the event upon the exercise of the Warrantholder's rights to purchase Units pursuant to this Warrant Agreement.

     (b) Reclassification of Units. If the Partnership at any time shall, by
         -------------------------
combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision to other change.

     (c) Subdivision or Combination of Units. If the Partnership at any time
         -----------------------------------
shall combine or subdivide its Units, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Unit Dividends. If the Partnership at any time shall pay a dividend
         --------------
payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Partnership's Units, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of all Units of the Partnership's Units outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all Units of the Partnership's Units outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Units (calculated to the nearest whole Unit) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting form such adjustment.

     (e) Issuance of Units at Other Than Exercise Price. If the Partnership
         ----------------------------------------------
should issue Units or any other equity security (except as to existing options and warrants) at a price per unit less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price shall be adjusted by dividing (i) the sum of (A) the total number of Units of the Partnership's Units outstanding immediately prior to such issuance multiplied by then effective Exercise Price and (B) the value of the consideration received by the Partnership upon such issuance of such Units, by (ii) the total number of Units of the Partnership's Units outstanding immediately after such issuance. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Units (calculated to the nearest whole unit) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this paragraph (e), the issuance of securities convertible into or exercisable for the Units shall be deemed the issuance of the number of Units into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities. In the event the right to convert or exercise such securities expires unexercised, the Exercise Price of Units issuable upon the exercise hereof shall be readjusted accordingly.

     (f) Notice of Adjustments. In the event that: (i) the Partnership shall
         ---------------------
declare any dividend or distribution upon its Units, whether in cash, property, stock or other securities; (ii) the Partnership shall offer for subscription prorata to the holders of any class of its Units any additional

Units of any class or other rights; (iii) there shall be any Merger Event; or
(iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Partnership; then, in connection with each such event, the Partnership shall send to the Warrantholder:

          (i) At least twenty (20) days' prior written notice of the date on which the books of the Partnership shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Units shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and

          (ii) In the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Units shall be entitled to exchange their Units for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (ii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of Units subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Partnership.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERSHIP.
   ------------------------------------------------------------

     (a) Reservation of Units. The Units issuable upon exercise of the
         --------------------
Warrantholder's rights has been duly and validly reserved and, when issued in accordance with provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Units issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Partnership has made available to the Warrantholder true, correct and complete copies of its Articles of Incorporation and Bylaws, of the General Partner and of the Partnership Agreement, as amended. The issuance of certificates for Units upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Partnership in connection with such exercise and the related issuance of Units; provided that the Partnership shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder. The Partnership will not close its books against transfer of the Warrant Agreement or any Units issued or issuable upon exercise of the Warrant and any agreement in any manner which interferes with the timely exercise of the Warrant.

     (b) Due Authority. The execution and delivery by the Partnership of the
         -------------
Leases, and this Warrant Agreement and the performance of all obligations of the Partnership thereunder and hereunder, including the issuance to Warrantholder of the right to acquire the Units set forth in Section 1 above (which number of Units may be from time to time adjusted pursuant to the terms of Section 8 above), have been duly authorized by all necessary action on the part of the Partnership, and the Leases and this Warrant Agreement are not inconsistent with the Partnership's Partnership Agreement or By-laws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Partnership, enforceable in accordance with their respective terms.

     (c) Consents and Approvals. No consent or approval of, giving of notice to,
         ----------------------
registration with, or taking of any other action in respect of any states, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Partnership of its obligations under this Warrant Agreement, except for filing of notices pursuant to Regulation D under the 1933 Act and Section 12G of the Illinois Corporate Securities Law, which filings will be effective by the time required thereby.

     (d) Litigation. There are no actions, suits, audits, investigations or
         ----------
proceedings pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Partnership to perform its obligations under the Leases and this Warrant Agreement.

     (e) Subsidiaries or Affiliates. The Partnership has no subsidiaries or
         --------------------------
affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     (f) Issued Securities. All issued and outstanding Units or any other
         -----------------
securities of the Partnership have been duly authorized and validly issued and all outstanding units are fully paid and nonassessable. All outstanding Units and any other securities were issued in full compliance with all Federal and state securities laws. In addition, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued Units of the Partnership's Units or other securities of the Partnership, except as disclosed in its summary of units, options and warrants outstanding dated as of October 1, 1995.

     (g) Financial Statements. The Partnership has delivered to the
         --------------------
Warrantholder its audited consolidated financial statements for its fiscal year ended December 31, 1995, and its unaudited Consolidated Balance Sheet and Consolidated Statement of Income for the 6 month period ending June 30, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, subject to year-end modifications. The condition and operating results of the Partnership as of the dates and during the periods indicated therein are true and correct in all material aspects, subject as to the Consolidated Balance Sheet and Consolidated Statement of Income for the
6 month period ending June 30, 1996 to normal year-end audit adjustments. Since June 30, 1996, there has been no change in the assets, liabilities, financial condition or operations of the Partnership from that reflected in the Financial Statements other than changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

     The Partnership shall deliver to the Warrant holder (i) within one hundreds twenty (120) days after the end of the Partnership's fiscal year, statements of income for such fiscal year, a consolidated balance sheet of the Partnership as of the end of such year and consolidated statement of the sources and application of funds for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants selected by the Partnership, and (ii) within forty-five (45) days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income and sources and application of funds for such quarter and a consolidated balance sheet as of the end of such quarter.

     (h) Contingent and Absolute Liabilities. The Partnership has no material
         -----------------------------------
liabilities or obligations, absolute or contingent except the liabilities and obligations of the Partnership as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been materially adverse.

     (i) Licenses, Patents and Copyrights. To the best of the Partnership's
         --------------------------------
knowledge, the Partnership owns, possesses, has access to, or can become licensed on reasonable terms under, all patents, patent applications, trademarks, trade names, invention, franchises, licenses, permits, computer software and copyrights necessary for there operation of its business as now conducted with no known infringement of, or conflict with, the rights of others.

     (j) Employee Contracts. To the best of the Partnership's knowledge, no
         ------------------
employee of the Partnership is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Partnership or any prior employer because of the nature of the business conducted by the Partnership.

     (k) Insurance. The Partnership has in full force and effect insurance
         ---------
policies, with extended coverage, insuring the Partnership and its property and business against such losses and risks, and in such amounts, as are customary for companies engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (l) Exempt Transaction. Subject to the accuracy of the Warrantholder's
         ------------------
representations in Section 10 hereof, the issuance of the Units upon exercise of the Warrantholder's right to purchase such Units will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4 (2) thereof, and (ii) the qualification requirements of the Illinois Corporate Securities Law, in reliance upon Section 12 G thereof.

     (m) Compliance with Rule 144. At the written request of the Warrantholder,
         ------------------------
who purposes to sell Units issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Partnership shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Partnership's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

     (n) No Events of Default, Material Contracts. All material contracts,
         ----------------------------------------
agreements and instruments to which the Partnership is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Partnership in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

     (o) Brokers' Fees. The Partnership has not incurred, and will not incur,
         -------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Warrant Agreement or any other transaction contemplated thereby.

     (p) Untrue, Misleading Statements. No representation or warranty of the
         -----------------------------
Partnership contained in the Leases and their Warrant Agreement or any certificate or exhibit furnished or to be furnished to Warrantholder pursuant thereto or in connection with the transactions contemplated thereby (when read together) contains any untrue statement of as material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     (q) Indebtedness to Employees and Unitholders. The Partnership is not
         -----------------------------------------
indebted to any employee, unitholder, officer or director of the Partnership, and no such employee, unitholder, officer or director is indebted to the Partnership, except as set forth in the Unitholder Agreement dated April 19, 1996.

10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER. This Warrant Agreement
    --------------------------------------------------
has been entered into by the Partnership in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

     (a) Investment Purpose. The right to acquire Units or the Units issuable
         ------------------
upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the Units
         -------------
issuable upon exercise of the Warrantholder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and
(ii) that the Partnership's reliance on such exemption is predicated on the representation set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the
         -------------------------------------
Warrantholder make a disposition of any of its rights to acquire Units or Units issuable upon exercise of such rights unless and until (i) it shall have notified the Partnership of the proposed disposition, and (ii) if requested by the Partnership, it shall have furnished the Partnership with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Partnership and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Units or Units issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Units when
(1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as herein above provided, the Warrantholder or holder of a Unit then outstanding as to which such restrictions have terminated shall be entitled to receive from the Partnership, without expense to such holder, one or more new certificates for the Warrant or for such Units not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in
         --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the
         -----------------------
Partnership does not register with the Securities and e Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Units pursuant to this Warrant Agreement or (ii) the Units issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Units or Units which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Subject to Limited Partnership Agreement. Warrantholder acknowledges,
         ----------------------------------------
that upon exercise of the Warrants, it will be subject as limited partner to the Agreement of Limited Partnership of Peapod, LP dated April 30, 1992.

11. TRANSFERS. Subject to the terms and conditions contained in Section 10
    ---------
hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provide, however, that in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Partnership upon receipt by the Partnership of a notice of transfer in he form attached hereto as Exhibit II (the "Transfer Notice"), at is principal offices and the payment to the Partnership of all transfer taxes and other government charges imposed on such transfer.

12. MISCELLANEOUS.
    -------------

     (a) Effective Date. The provisions of this Warrant Agreement shall be
         --------------
construed and shall be given effect in all respects as if it had been executed and delivers by the Partnership on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Partnership.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding
         ---------------
between the Partnership and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and
         -------------
construed for all purposes under and in accordance with the laws of the State of Illinois.

     (d) Counterparts. This Warrant Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of
         --------------------
this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

     (f) Notices. Any notice required or permitted hereunder shall be give in
         -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed
(i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, and
(ii) to the Partnership at Peapod LP, 1033 University Place, Suite 375, Evanston, IL 60201, or at such other address as any such party may subsequently designate by written notice to the other party.

     (g) Specific Performance. The Partnership recognizes and agrees that the
         --------------------
Warrantholder will not have an adequate remedy if the Partnership fails to comply with his Agreement and that damages will not be readily ascertainable, and the Partnership expressly agrees that, in the event of such failure, it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoying the Partnership from continuing to commit any such breach of this Agreement.

     (h) Survival. The representations, warranties, covenants and conditions of
         --------
the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this
         ------------
Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or enforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a
         ----------
written instrument signed by the Partnership and by the Warrantholder.

     (k) Additional Documents. The Partnership, upon execution of this Warrant
         --------------------
Agreement shall provide the Warrantholder with certified resolutions and an opinion from the Partnership's counsel addressed to the Warrantholder with respect to the representations, warranties and covenants set forth in sub paragraphs (a) through (f) and subparagraphs (l) and (n) of Section 9 above and shall also supply such other documents as the Warrantholder may from time to time reasonably request.

     IN WITNESS WHEREOF, the parties hereto have cause this Warrant Agreement to be executed by its officers thereunto duly authorized.

Dated: November 15, 1996

                                        Partnership:  Peapod, LP

                                        By: /s/ John C. Walden
                                           -------------------------------------

                                        Title:  Executive Vice President

                                        Warrantholder:  Comdisco Inc.

                                        By: /s/ Signatory
                                           -------------------------------------

                                        Title:  Vice President

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